Arbor Realty Trust Reports Third Quarter 2026 Results

Company Highlights:
•GAAP net loss of $(85.4) million, or $(0.51) per diluted common share
•Distributable loss1 of $(0.04) per diluted common share, or distributable earnings of $0.08 excluding $21.7 million of net realized losses from the resolution of certain legacy assets
•Suspends quarterly cash dividend on common stock during this challenging environment to preserve capital and maintain financial flexibility
•Closed an $825.0 million collateralized securitization vehicle with enhanced leverage, generating ~$50 million of additional liquidity
•Servicing portfolio of ~$36.80 billion, agency loan originations of $907.0 million
•Structured loan portfolio of ~$12.00 billion, originations of $459.2 million and runoff of $574.0 million

Uniondale, NY, October 30, 2026 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2026. Arbor reported a net loss for the quarter of $(85.4) million, or $(0.51) per diluted common share, compared to net income of $38.5 million, or $0.20 per diluted common share for the quarter ended September 30, 2025. Distributable loss for the quarter was $(6.9) million, or $(0.04) per diluted common share, compared to distributable earnings of $72.9 million, or $0.35 per diluted common share for the quarter ended September 30, 2025.

Arbor Realty Trust Reports Third Quarter 2026 Results

October 30, 2026	Page 2
Agency Business
Loan Origination Platform

	Agency Loan Volume ($ in thousands)
	Quarter Ended
	September 30, 2026	June 30, 2026
Fannie Mae	$574,805	$619,130
Freddie Mac	185,679	428,278
FHA	129,456	8,083
SFR-Fixed Rate	17,039	21,272
Total Originations	$906,979	$1,076,763

Total Loan Sales	$978,152	$1,143,438

Total Loan Commitments	$819,243	$1,211,900
For the quarter ended September 30, 2026, the Agency Business generated revenues of $57.5 million, compared to $64.5 million for the second quarter of 2026. Gain on sales, including fee-based services, net was $10.9 million for the quarter, reflecting a margin of 1.12%, compared to $15.2 million and 1.33% for the second quarter of 2026. Income from mortgage servicing rights was $11.1 million for the quarter, reflecting a rate of 1.35% as a percentage of loan commitments, compared to $12.1 million and 1.00% for the second quarter of 2026.
At September 30, 2026, loans held-for-sale was $236.8 million, with financing associated with these loans totaling $222.8 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $36.80 billion at September 30, 2026. Servicing revenue, net was $25.7 million for the quarter and consisted of servicing revenue of $44.1 million, net of amortization of mortgage servicing rights totaling $18.4 million.

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	Fee-Based Servicing Portfolio ($ in thousands)
	September 30, 2026			June 30, 2026
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$24,545,520	43.6	5.0	$24,419,734	43.9	5.2
Freddie Mac	7,664,059	17.4	5.5	7,672,121	17.6	5.7
Private Label	2,461,505	18.7	3.8	2,477,077	18.7	4.1
FHA	1,641,273	13.8	18.9	1,585,871	13.8	18.9
SFR-Fixed Rate	255,087	20.0	3.9	272,226	20.0	3.8
Bridge	235,888	10.0	1.7	277,333	10.4	1.7
Total	$36,803,332	34.7	5.6	$36,704,362	35.0	5.8
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $36.9 million for the fair value of the guarantee obligation undertaken at September 30, 2026. The Company recorded a $12.4 million net provision for loss sharing associated with CECL for the third quarter of 2026. At September 30, 2026, the Company’s total CECL allowance for loss-sharing obligations was $87.3 million, representing 0.36% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Third Quarter 2026 Results

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Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	September 30, 2026		June 30, 2026
	UPB	%	UPB	%
Bridge:
SFR	$367,114	80%	$490,617	71%
Multifamily	14,000	3%	159,550	23%
	381,114	83%	650,167	94%

Construction - Multifamily	43,318	9%	38,810	6%
Mezzanine/Preferred Equity	34,793	8%	—	—%
Total Originations	$459,225	100%	$688,977	100%

Number of Loans Originated	12		14

Commitments:
SFR	$91,912		$48,785
Construction - Multifamily	104,500		—
Total Commitments	$196,412		$48,785

Loan Runoff	$573,989		$539,745

	Structured Portfolio ($ in thousands)
	September 30, 2026		June 30, 2026
	UPB	%	UPB	%
Bridge:
Multifamily	$7,682,346	64%	$7,895,187	65%
SFR	3,463,471	29%	3,376,845	28%
Other	46,519	<1%	46,519	<1%
	11,192,336	94%	11,318,551	94%

Mezzanine/Preferred Equity	527,888	4%	502,998	4%
Construction - Multifamily	279,494	2%	285,482	2%
Total Portfolio	$11,999,718	100%	$12,107,031	100%

Arbor Realty Trust Reports Third Quarter 2026 Results

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At September 30, 2026, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $12.00 billion, with a weighted average interest rate of 6.54%, compared to $12.11 billion and 6.50% at June 30, 2026. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average interest rate was 6.97% at September 30, 2026, compared to 6.95% at June 30, 2026.
The average balance of the Company’s loan and investment portfolio during the third quarter of 2026, excluding loan loss reserves, was $12.11 billion with a weighted average yield of 6.84%, compared to $12.08 billion and 7.21% for the second quarter of 2026. The decrease in the weighted average yield was primarily due to additional delinquencies and rate modifications in the third quarter of 2026.
During the third quarter of 2026, the Company recorded a $53.0 million net provision for loan losses associated with CECL. At September 30, 2026, the Company’s total allowance for loan losses was $210.1 million. The Company had thirty-two non-performing loans with a UPB of $647.6 million, before related loan loss reserves of $41.9 million, compared to nineteen non-performing loans with a UPB of $428.8 million, before loan loss reserves of $31.1 million at June 30, 2026. In addition, the Company recorded $34.1 million of impairments on six real estate owned properties.
In addition, at September 30, 2026, the Company had two non-accrual loans with a UPB of $95.9 million that were less than 60 days past due, compared to three non-accrual loans with a UPB of $94.9 million at June 30, 2026.
During the third quarter of 2026, the Company modified 6 loans to borrowers experiencing financial difficulty with a total UPB of $192.1 million, the majority of which had borrowers investing additional capital to recapitalize their deals.
The Company foreclosed on one loan with a UPB of $13.2 million and sold five existing REO properties for $39.0 million.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2026 was $10.75 billion with a weighted average interest rate including fees of 6.69%, as compared to $10.48 billion and a rate of 6.38% at June 30, 2026.
The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2026 was $10.70 billion, as compared to $10.51 billion for the second quarter of 2026. The average cost of borrowings for the third quarter of 2026 was 6.66%, compared to 6.56% for the second quarter of 2026. The increase in average cost was primarily due to the convertible senior unsecured notes offering, as well as an increase in the average SOFR rate in the third quarter of 2026.
The Company completed an $825.0 million collateralized securitization secured initially by a portfolio of real estate related assets and cash. Investment grade-rated notes totaling $730.1 million were issued, and the Company retained subordinate interests in the issuing vehicle of $112.4 million, including $17.5 million of the investment grade notes. The facility has a two and a half year asset replenishment period and an initial weighted average interest rate of the notes issued to third parties of 1.70% plus term SOFR, excluding fees and transaction costs.

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The Company completed an upsized $375.0 million offering of 6.25% convertible senior notes due 2029. The Company used the offering proceeds to redeem its $270.0 million of 4.50% senior notes and to repurchase common stock through two separate transactions: $11.6 million to repurchase ~2.1 million shares concurrently with the offering and $114.3 million to repurchase ~18.9 million shares pursuant to a prepaid forward stock repurchase transaction.
Dividend
The Company announced today that its Board of Directors has elected to suspend its quarterly common stock dividend, effective immediately. The decision reflects the Company's continued focus on preserving capital and maintaining financial flexibility to address upcoming debt maturities and support the resolution of legacy assets. The Company will continue to evaluate its dividend policy based upon market conditions and the Company's performance, capital needs, and REIT distribution requirements with a continued focus on preserving book value and maximizing long-term shareholder value.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (833) 419-0865 for domestic callers and (785) 838-9333 for international callers. Please use participant passcode ABRQ326 when prompted by the operator.
A telephonic replay of the call will be available until November 6, 2026. The replay dial-in numbers are (800) 839-2435 for domestic callers and (402) 220-7212 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that

Arbor Realty Trust Reports Third Quarter 2026 Results

October 30, 2026	Page 7
could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last two pages of this release.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com

Arbor Realty Trust Reports Third Quarter 2026 Results

October 30, 2026	Page 8
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Operations - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Interest income	$221,921	$223,001	$687,826	$703,997
Interest expense	184,249	184,735	537,212	521,564
Net interest income	37,672	38,266	150,614	182,433
Other revenue:
Gain on sales, including fee-based services, net	10,925	23,340	38,607	49,779
Mortgage servicing rights	11,078	15,538	32,849	34,598
Servicing revenue, net	25,741	29,652	75,360	82,692
Property operating income	7,873	4,189	24,246	14,028
Gain (loss) on derivative instruments, net	279	(2,206)	827	1,413
Other income, net	525	3,650	4,858	12,059
Total other revenue	56,421	74,163	176,747	194,569
Other expenses:
Employee compensation and benefits	42,524	44,169	135,304	131,386
Selling and administrative	15,384	13,698	48,205	44,868
Property operating expenses	11,804	7,296	36,438	17,572
Depreciation and amortization	5,868	5,355	18,901	14,947
Impairment loss on real estate owned	34,050	—	60,200	—
Provision for loss sharing, net	12,625	8,256	30,634	14,258
Provision for credit losses, net	55,506	19,694	99,485	47,773
Total other expenses	177,761	98,468	429,167	270,804
(Loss) income before extinguishment of debt, gain (loss) on real estate, (loss) income from equity affiliates and income taxes	(83,668)	13,961	(101,806)	106,198
Loss on extinguishment of debt	—	—	—	(2,319)
Gain (loss) on real estate	1,574	(555)	(498)	(4,813)
(Loss) income from equity affiliates	(1,494)	46,204	4,810	47,224
Benefit from (provision for) income taxes	1,181	(7,594)	(4,054)	(14,583)
Net (loss) income	(82,407)	52,016	(101,548)	131,707
Preferred stock dividends	10,342	10,342	31,027	31,027
Net (loss) income attributable to noncontrolling interest	(7,395)	3,211	(10,507)	7,828
Net (loss) income attributable to common stockholders	$(85,354)	$38,463	$(122,068)	$92,852

Basic (loss) earnings per common share	$(0.51)	$0.20	$(0.66)	$0.48
Diluted (loss) earnings per common share	$(0.51)	$0.20	$(0.66)	$0.48

Weighted average shares outstanding:
Basic	168,916,898	193,748,462	184,546,941	192,028,656
Diluted	168,916,898	210,517,762	184,546,941	208,807,751

Dividends declared per common share	$0.17	$0.30	$0.64	$1.03

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	September 30, 2026
	(Unaudited)	December 31, 2025
Assets:
Cash and cash equivalents	$439,689	$482,875
Restricted cash	250,877	67,347
Loans and investments, net (allowance for credit losses of $210,104 and $145,971)	11,764,328	11,934,248
Loans held-for-sale, net	236,824	409,081
Capitalized mortgage servicing rights, net	315,014	340,842
Securities held-to-maturity, net (allowance for credit losses of $15,834 and $17,013)	156,211	156,087
Investments in equity affiliates	72,060	57,966
Real estate owned, net	491,170	498,938
Goodwill and other intangible assets	85,678	86,553
Other assets	425,157	460,966
Total assets	$14,237,008	$14,494,903

Liabilities and Equity:
Credit and repurchase facilities	$5,176,866	$5,149,651
Securitized debt	3,630,292	3,468,258
Senior unsecured notes	1,589,460	2,029,078
Convertible senior unsecured notes	365,478	—
Junior subordinated notes to subsidiary trust issuing preferred securities	146,112	145,497
Notes payable - real estate owned	254,977	222,965
Due to borrowers	26,328	33,451
Allowance for loss-sharing obligations	124,145	97,579
Other liabilities	281,757	281,271
Total liabilities	11,595,415	11,427,750

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,683	633,683
Special voting preferred shares - 16,165,771 and 16,169,858 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 186,436,159 and 195,491,855 shares issued and outstanding	1,864	1,955
Additional paid-in capital	2,297,464	2,454,312
Accumulated deficit	(384,340)	(136,597)
Total Arbor Realty Trust, Inc. stockholders' equity	2,548,671	2,953,353
Noncontrolling interest	92,922	113,800
Total equity	2,641,593	3,067,153
Total liabilities and equity	$14,237,008	$14,494,903

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October 30, 2026	Page 10
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Operations Segment Information - (Unaudited)
($ in thousands)

	Quarter Ended September 30, 2026
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$210,708	$11,213	$—	$221,921
Interest expense	179,718	4,531	—	184,249
Net interest income	30,990	6,682	—	37,672
Other revenue:
Gain on sales, including fee-based services, net	—	10,925	—	10,925
Mortgage servicing rights	—	11,078	—	11,078
Servicing revenue	—	44,133	—	44,133
Amortization of MSRs	—	(18,392)	—	(18,392)
Property operating income	7,873	—	—	7,873
Gain on derivative instruments, net	—	279	—	279
Other income (loss), net	2,274	(1,749)	—	525
Total other revenue	10,147	46,274	—	56,421
Other expenses:
Employee compensation and benefits	18,637	23,887	—	42,524
Selling and administrative	8,260	7,124	—	15,384
Property operating expenses	11,804	—	—	11,804
Depreciation and amortization	5,776	92	—	5,868
Impairment loss on real estate owned	34,050	—	—	34,050
Provision for loss sharing, net	—	12,625	—	12,625
Provision for credit losses, net	52,982	2,524	—	55,506
Total other expenses	131,509	46,252	—	177,761
(Loss) income before gain on real estate, loss from equity affiliates and income taxes	(90,372)	6,704	—	(83,668)
Gain on real estate	1,574	—	—	1,574
Loss from equity affiliates	(1,494)	—	—	(1,494)
Benefit from income taxes	390	791	—	1,181
Net (loss) income	(89,902)	7,495	—	(82,407)
Preferred stock dividends	10,342	—	—	10,342
Net loss attributable to noncontrolling interest	—	—	(7,395)	(7,395)
Net (loss) income attributable to common stockholders	$(100,244)	$7,495	$7,395	$(85,354)
(1)Includes income (loss) allocated to the noncontrolling interest holders not allocated to the two reportable segments.

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
($ in thousands)

	September 30, 2026
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$117,113	$322,576	$439,689
Restricted cash	213,041	37,836	250,877
Loans and investments, net	11,764,328	—	11,764,328
Loans held-for-sale, net	—	236,824	236,824
Capitalized mortgage servicing rights, net	—	315,014	315,014
Securities held-to-maturity, net	—	156,211	156,211
Investments in equity affiliates	72,060	—	72,060
Real estate owned, net	491,170	—	491,170
Goodwill and other intangible assets	12,500	73,178	85,678
Other assets	323,247	101,910	425,157
Total assets	$12,993,459	$1,243,549	$14,237,008

Liabilities:
Debt obligations	$10,940,366	$222,819	$11,163,185
Allowance for loss-sharing obligations	—	124,145	124,145
Other liabilities	218,399	89,686	308,085
Total liabilities	$11,158,765	$436,650	$11,595,415

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable (Loss) Earnings to GAAP Net (Loss) Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income attributable to common stockholders	$(85,354)	$38,463	$(122,068)	$92,852
Adjustments:
Net (loss) income attributable to noncontrolling interest	(7,395)	3,211	(10,507)	7,828
Income from mortgage servicing rights	(11,078)	(15,538)	(32,849)	(34,598)
Deferred tax benefit	(2,179)	(1,791)	(6,970)	(3,532)
Amortization and write-offs of MSRs	20,082	18,906	60,515	59,595
Depreciation and amortization	6,813	6,089	21,503	17,240
Loss on extinguishment of debt	—	—	—	2,319
Provision for credit losses, net	46,783	18,381	66,437	27,572
Loss (gain) on derivative instruments, net	1,943	2,110	2,763	(3,261)
Loss on real estate	20,392	369	38,310	5,035
Stock-based compensation	3,111	2,738	12,140	11,284
Distributable (loss) earnings (1)	$(6,882)	$72,938	$29,274	$182,334

Diluted weighted average shares outstanding (1)	185,084,602	210,517,762	201,632,871	208,807,751

Diluted distributable (loss) earnings per share (1)	$(0.04)	$0.35	$0.15	$0.87
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below), gains/losses on the receipt of real estate from the settlement of loans and subsequent impairment losses on real estate owned prior to the sale of the real estate. The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is repaid, or in the case of foreclosure, when the underlying asset is sold at which time any impairments and/or cumulative depreciation expense are realized; or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

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Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.